EXHIBIT 10.5

LOAN AGREEMENT AND PROMISSORY NOTE

THIS LOAN AGREEMENT AND PROMISSORY NOTE (the “Note”), is made this 5th day of October, 2020, by and between MICHAEL HELLER (hereinafter, known as “LENDER”) and FLOOIDCX CORP., a Nevada corporation (hereinafter, known as “BORROWER”).  BORROWER and LENDER shall collectively be known herein as “the Parties”.  In determining the rights and duties of the Parties under this Loan Agreement, the entire document must be read as a whole.

PROMISSORY NOTE

FOR VALUE RECEIVED, BORROWER promises to repay to the order of LENDER, the sum of Two Hundred Fifty Thousand dollars (CA$250,000.00) pursuant to the terms set forth herein, CA$50,000.00 having been advanced on June 21, 2020 and CA$200,000.00 having been advanced on September 28, 2020.

ADDITIONAL LOAN TERMS

The BORROWER and LENDER, hereby further set forth their rights and obligations to one another under this Loan Agreement and Promissory Note and agree to be legal bound as follows:

A. Principal Loan Amount $CA250,000.00

B. Loan Repayment Terms.

Principal to be repaid in one payment due November 25, 2020.

C. Additional Consideration.

In lieu of any interest and late payment penalties due on the principal amount due under this Note, BORROWER agrees to issue to LENDER 1,500,000 shares BORROWER’S common stock. LENDER understands that these shares have not been registered and are considered to be “restricted securities” under Rule 144 of the Securities Act of 1933.

D. Method of Loan Payment.

BORROWER shall make all payments called for under this loan agreement by sending check or other negotiable instrument made payable to the following individual or entity at the address indicated:

Michael Heller

334 Grant Crescent

Waterloo, ON N2K 2A2

If LENDER gives written notice to BORROWER that a different address shall be used for making payments under this loan agreement, BORROWER shall use the new address so given by LENDER.

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E. Default.

The occurrence of any of the following events shall constitute a Default by BORROWER of the terms of this Loan Agreement and Promissory Note:

•	BORROWER’S failure to pay any amount due as principal or interest on the date required under this Loan Agreement.

•	BORROWER seeks an order of relief under the Federal Bankruptcy laws.

•	A federal tax lien is filed against the assets of BORROWER.

F. Notice of Default.

Upon default, LENDER shall give BORROWER written notice of default. Mailing of written notice by LENDER to BORROWER via U.S. Postal Service Certified Mail shall constitute prima facie evidence of delivery. BORROWER shall have 15 days after receipt of written notice of default from LENDER to cure said default. In the case of default due solely to BORROWER’S failure to make timely payment as called for in this Loan Agreement, BORROWER may cure the default by making full payment of any principal and accrued interest (including interest on these amounts) whose payment to LENDER is overdue under the Loan Agreement and, also, the late-payment penalty described below.

G. Pledge of Shares.

Richard Hue agrees to pledge 50,000,000 shares of common stock of the Company owned by him as collateral for the payment of this Note.

H. Parties That Are Not Individuals.

If any Party to this agreement is other than an individual (i.e., a corporation, a limited liability company, a partnership, or a trust), said Party, and the individual signing on behalf of said Party, hereby represents and warrants that all steps and actions have been taken under the entity’s governing instruments to authorize the entry into this Loan Agreement. Breach of any representation contained in this paragraph is considered a material breach of the Loan Agreement.

I. Integration.

This Agreement, including the attachments mentioned in the body as incorporated by reference, sets forth the entire agreement between the Parties with regard to the subject matter hereof. All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are superseded by this agreement. This is an integrated agreement.

J. Severability.

In the event any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of this Agreement. All remaining provisions of this Agreement shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

K. Modification.

Except as otherwise provided in this document, this agreement may be modified, superseded, or voided only upon the written and signed agreement of the Parties. Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the agreement contained herein.

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IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, BORROWER and LENDER affix their signatures hereto.

BORROWER: FLOOIDCX CORP.		LENDER

By:	/s/ Richard Hue	/s/ Michael Heller
	Richard Hue, President	Michael Heller

Agreement as to Paragraph G:

/s/ Richard Hue
Richard Hue

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